UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 27,  2012

ECO VENTURES GROUP, INC.
(Exact name of registrant as specified in its charter) FORMERLY MODERN RENEWABLE TECHNOLOGIES, INC.)

Nevada	000-52445	33-1133537
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7432 State Road 50, Suite 101 Groveland, FL	34736
Address of principal offices	Zip Code

Registrant’s telephone number including area code:  (352) 557-4830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) / /

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) / /

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) / /

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) / /

The following current report under Section 13 or 15(d) of the Securities Exchange Act of 1934 is filed pursuant to Rule 13a-ll or Rule 15d-11:

Item 1.01.  Entry Into A Material Definitive Agreement

On July 30, 2012, the Board of Directors of Eco Ventures Group, Inc. (OTCBB: EVGI)(the “Company”) ratified a definitive “Reorganization Agreement” (“the Agreement”) between the Company and Energiepark Supitz GmbH (“Energiepark”) whereby the Company will acquire 75% of the Shares of Energiepark in exchange for Shares of the Company which, upon issuance, will constitute 30% of the issued and outstanding Shares of Common Stock of the Company (“the Acquisition Shares”), and cash consideration of $3,000,000.  The Company has the option to acquire the remaining 25% of the Shares of Energiepark at a price which will be equal to 25% of the net value of the combined companies, as defined in the Agreement.  The Agreement was signed and notarized by Energiepark, in accordance with German law, on August 1, 2012.

Upon the Closing of this transaction, Company shall prepare and file with the SEC all appropriate documents including, but not limited to, a Current Report on Form 8K which will contain a complete description of Seller’s business operations, and Seller’s audited and interim unaudited financial statements prepared in accordance with GAAP and/or PCAOB approved Audit statements and applicable rules and regulations of the Securities and Exchange Commission.  In addition, pursuant to the Agreement the Company has also agreed to file a Registration Statement on Form S-1 to provide an additional $3,300,000 in working capital for the Company, and to register for public sale a portion of the Acquisition Shares.

Providing that the pre-Closing conditions of the Agreement are completed, including the required audit of the Energiepark financial statements, the Closing of this transaction is expected to be within six weeks of the date of the Agreement.    The Closing is required to take place on or before February 28, 2013 unless an extension of that date is mutually agreed upon by the parties.

Süptitz, Germany-based Energiepark is a diversified alternative energy feedstock, transportation, heat & power production company with approximately 50 employees -- whose primary business is the production, processing and brokering of bio fuel feedstocks including rapeseed, palm oil and wood.

According to its preliminary (unaudited) 2011 financial results for the year ended Dec. 31, Energiepark posted 2011 EBITDA of US$2.7 million on US$27.5 million in revenue, for a 2008-2011 average annual revenue growth rate of approximately 42 percent (all of its financials included herein are Euros converted to USD at 1:1.29). These numbers may fluctuate as much as $1,634,772 USD, depending on accounting treatments of German tax law. The required 2010 and 2011 financial audit will be performed by a PCOAB certified auditing firm in accordance with U.S. GAAP standards.

The full text of the definitive Agreement with Energiepark is filed as Exhibit 1.02 to this Current Report on Form 8-K and is incorporated herein by reference.

Preliminary to the Energiepark Agreement, the Board of Directors on July 27, 2012 ratified a Deal Flow Purchase Agreement with Ryze Capital, N.A. LLC whereby the Company issued into escrow, pending the Energiepark closing, a total of 28,750,000 Shares of Common Stock of the Company in exchange for the Ryze deal-flow with Energiepark and the Advance Biofuel Project License.  Pending the Energiepark closing the issued Shares are entitled to be voted by the Chairman of the Company.

The full text of the definitive Agreement with Ryze Capital N.A. LLC is filed as Exhibit 1.01 to this Current Report on Form 8-K and is incorporated herein by reference.

Disclosure of forward-looking statements

This release may contain forward-looking statements about our operations, anticipated performance and other similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934 for forward-looking statements. The forward-looking statements are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and/or projected. Such forward-looking statements are based on current expectations, estimates, forecasts and projections about our company, the industry in which we operate, and beliefs and assumptions made by management. Words such as “expect(s),” “anticipate(s),” “intend(s),” “plan(s),” “believe(s),” “continue(s),” “seek(s),” “estimate(s),” “goal(s),” “target(s),” “forecast(s),” “project(s),” “predict(s),” “should,” “could,” “may,” “will continue,” “might,” “hope,” “can” and other words and terms of similar meaning or expression in connection with a discussion of future operating, financial performance or financial condition, are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release or as of the date they are made.

Item 9.01.   EXHIBITS

Number	Description of Exhibit

10.1	Deal Flow Purchase Agreement Dated July 18, 2012
10.2	Reorganization Agreement Dated August 1, 2012

SIGNATURES

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:           August 6, 2012

ECO VENTURES GROUP, INC.

By:/s/ RANDALL LANHAM
RANDALL LANHAM
Chairman and Chief Executive Officer